Exhibit 99.1

PEDIATRIC SERVICES OF AMERICA, INC.

BOARD OF DIRECTORS – COMPENSATION SUMMARY

Annual Retainer: Payable quarterly	$20,000 per Board member ($5,000 per quarter);

Annual Committee Chair Retainer: Payable quarterly	$2,500 (Compensation and Nominating/ Governance); $5,000 (Audit);

Board Meeting Fees:	$3,000 per meeting held in person (including Strategic Planning Meeting); $250 per telephonic meeting held;

Committee Meeting Fees:	$250 per Compensation and Nominating/ Governance Committee meeting telephonically held; $500 per Audit Committee meeting telephonically held